UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2024

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands	KY1-1102
(Address of Principal Executive Offices)	(Zip Code)

(345) 814-5580

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares	GAQ	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 23, 2024, the Company issued a press release announcing that the Company’s sponsor, Generation Asia LLC, has indicated that it will not fund the next monthly extension payment of $35,000 into the Company’s trust account due on October 23, 2024, nor any future monthly extension payments, pursuant to the terms of the Company’s amended and restated memorandum and articles of incorporation (the “Memorandum and Articles”), such that the period of time that the Company has to consummate a business combination will not be extended beyond October 23, 2024.

As a result, the Company will dissolve and liquidate its assets and will redeem all of its outstanding public Class A ordinary shares that were issued to the public in its initial public offering, as the Company will not consummate an initial business combination within the time period required by the Memorandum and Articles, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits

Exhibit Number

99.1	Press Release, dated as of October 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Asia I Acquisition Limited

By:	/s/ Roy Kuan
Name:	Roy Kuan
Title:	Chief Executive Officer

Dated: October 23, 2024